Exhibit 99.1
Sabine Royalty Trust
News Release
SABINE ROYALTY TRUST DECLARES
MONTHLY CASH DISTRIBUTION FOR AUGUST
     Dallas, Texas, August 4, 2005 — Bank of America, N.A., Dallas, Texas, as Trustee of the Sabine Royalty Trust (NYSE — SBR), today declared a cash distribution to the holders of its units of beneficial interest of $0.31653 per unit, payable on August 29, 2005, to unit holders of record on August 15, 2005.
     Due to the timing of the end of the month of July, approximately $214,000 of revenue received will be posted in the following month of August in addition to normal receipts during August.
     This distribution reflects primarily the oil production for May 2005 and the gas production for April 2005. Preliminary production volumes are approximately 61,259 barrels of oil and 461,724 mcf of gas. Preliminary prices are approximately $44.40 per barrel of oil and $6.35 per mcf of gas.
     For additional information on Sabine Royalty Trust, please visit our website at http://www.sbr-sabineroyalty.com/.
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Contact:	Ron E. Hooper Senior Vice President Bank of America, N.A. Toll Free — 800.365.6541